Exhibit 99.1

Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442
FOR IMMEDIATE RELEASE

Capstone Companies Announces Third Quarter 2016 Financial Results and Conference Call

DEERFIELD BEACH, FL, November 1, 2016 – Capstone Companies, Inc. (OTCQB: CAPC) ("Capstone" or the "Company"), a designer of innovative LED lighting solutions including power failure lighting, announced today that it will release its third quarter 2016 financial results after the close of financial markets on Monday, November 14, 2016.

The Company will host a conference call and webcast, in which President and Chief Executive Officer Stewart Wallach and Chief Financial Officer Gerry McClinton will review the Company's financial results, as well as the Company's strategy and outlook, followed by a question-and-answer session.

Q3 2016 Financial Results Conference Call
Tuesday, November 15, 2016
10:30 a.m. Eastern Time
Phone: (201) 689-8562
Internet webcast link available at: www.capstonecompaniesinc.com

A telephonic replay will be available from 1:30 p.m. ET the day of the call until Tuesday,  November 22, 2016.  To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13645717.  Alternatively, the archive of the webcast will be available on the Company's website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.
Capstone Companies, Inc. is a designer of innovative LED lighting solutions including power failure lighting, for consumers and institutions.  The Company's products are sold under the Capstone Lighting and Hoover® HOME LED brands, to big box retailers, wholesale clubs, and home improvement stores throughout North America and in international markets.  Capstone's strategy is to utilize its low-cost manufacturing base to provide high-quality consumer products to its customers at a reasonable price, using primarily direct import distribution.

Visit www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

For more information, contact

Company:                    Investor Relations:
Aimee Gaudet                   Kei Advisors LLC
Corporate Secretary               Deborah K. Pawlowski / Garett K. Gough
(954) 570-8889, ext. 313                 (716) 843-3908 / (716) 846-1352
                        dpawlowski@keiadvisors.com / ggough@keiadvisors.com